Exhibit 99.1

Sapient Reports First Quarter 2009 Results

BOSTON--(BUSINESS WIRE)--May 7, 2009--Sapient (NASDAQ: SAPE) today reported the following financial results for the first quarter ended March 31, 2009:

  Service revenues were $142.4 million, compared to $154.2 million in the first quarter of 2008, a decrease of 7.7%. On a constant currency basis, revenues for the quarter increased 2.5% over the prior year’s quarter.
  GAAP income from operations was $5.0 million, or 3.5% of service revenues, down from the $5.8 million, or 3.8% of service revenues, reported in the first quarter of 2008.
  Non-GAAP income from operations was $11.2 million, or 7.9% of service revenues (excluding stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges and a credit relating to the stock-based compensation review and restatement). This compared to non-GAAP income from operations of $11.4 million, or 7.4% of service revenues, in the first quarter of 2008.
  GAAP diluted net income per share was $0.03, compared to $0.06 in the first quarter of 2008.
  Non-GAAP diluted net income per share was $0.08, compared to $0.10 in the first quarter of 2008.

“I am pleased with our performance this quarter despite the economic headwinds,” said Sapient President and Chief Executive Officer Alan J. Herrick. “Our unique strategic position and value proposition continue to resonate as our clients face new challenges and new opportunities. We are excited to be positioned for a successful year."

The Company used cash from operations of $29.5 million in the first quarter of 2009, compared to a $6.8 million use in the first quarter of 2008. As of March 31, 2009, the Company had cash, cash equivalents and marketable securities of $159.5 million. Days sales outstanding was 78 days for the first quarter of 2009 compared to 63 days for the first quarter of 2008.

Outlook

Sapient management provided the following guidance:

  For the second quarter ending June 30, 2009, service revenues are expected to be flat or higher sequentially, assuming currency rates stay the same from today through the end of the quarter.
  Second quarter non-GAAP operating margin is expected to be 9% or higher.

Webcast and Conference Call

Sapient will host a discussion of its first quarter results at 4:30 p.m. (EDT) today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

U.S.:	(888) 713-4209
International:	(617) 213-4863
Passcode:	31198722

Please use the following link to pre-register for the conference call: https://www.theconferencingservice.com/prereg/key.process?key=P43ADF8WB.

Please use the following link to access the live webcast of this event as well as an archive of the webcast: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=65979&eventID=2178443.

The link to the webcast will also be posted at: http://www.sapient.com/about+us/Investors.htm.

In addition, a re-broadcast of the conference call will be available from May 7 at 7:30 p.m. (EDT) through May 21 at 11:59 p.m. (EDT). The replay information is as follows:

U.S.:	(888) 286-8010
International:	(617) 801-6888
Passcode:	58470451

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the Company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the Company’s business and evaluating its performance. The Company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges and expense relating to the stock-based compensation review and restatement. However, because the Company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures may not necessarily be comparable to GAAP or similarly described non-GAAP measures reported by other companies within the Company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for the second quarter of 2009 – that involve a number of risks and uncertainties. Actual results could differ materially from management’s expectations. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the Company’s services; a reduction in the demand for the Company’s services in light of the current economic environment; the Company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; and other risk factors set forth in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

About Sapient

Sapient, a global services firm, operates two groups—Sapient Interactive and Sapient Consulting—that help clients compete, evolve and grow in an increasingly complex marketplace. Sapient Interactive provides brand and marketing strategy, award-winning creative work, web design and development and emerging media expertise. Sapient Consulting provides business and IT strategy, process and systems design, package implementation and custom development, as well as outsourcing services such as testing, maintenance and support.

Sapient’s passion for client success—evidenced by its ability to foster collaboration, drive innovation and solve challenging problems—is the subject of case studies on leadership and organizational behavior used by MBA students at both Harvard and Yale. Leading clients, including BP, Essent Energie, Hilton International, Janus, Sony Electronics and Verizon, rely on the company’s unique approach to drive growth and market momentum. Headquartered in Boston, Sapient operates across North America, Europe and India. For more information, please visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations
	Three Months Ended March 31,
	2009	2008

	(in thousands, except per share amounts)
Revenues:
Service revenues	$142,359	$154,231
Reimbursable expenses	6,953	6,303
Total gross revenues	149,312	160,534
Operating expenses:
Project personnel expenses	100,178	106,907
Reimbursable expenses	6,953	6,303
Total project personnel expenses and reimbursable expenses	107,131	113,210
Selling and marketing expenses	7,142	10,853
General and administrative expenses	26,354	30,041
Restructuring and other related charges	2,145	143
Amortization of purchased intangible assets	867	487
Acquisition costs and other related charges	638	-
Total operating expenses	144,277	154,734

Income from operations	5,035	5,800

Interest and other income, net	1,006	2,770

Income before income taxes	6,041	8,570

Provision for income taxes	1,543	1,454

Net income	$4,498	$7,116

Basic net income per share	$0.04	$0.06
Diluted net income per share	$0.03	$0.06

Weighted average common shares	126,889	126,031
Weighted average dilutive common share equivalents	3,479	2,925
Weighted average common shares and dilutive common share equivalents	130,368	128,956

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	March 31, 2009	December 31, 2008
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$138,062	$169,340
Marketable securities, current portion	1,697	3,462
Restricted cash, current portion	309	372
Accounts receivable, less allowance for doubtful accounts	81,818	88,930
Unbilled revenues	58,598	43,665
Prepaid expenses and other current assets	18,288	20,223
Total current assets	298,772	325,992

Marketable securities, net of current portion	17,441	17,267
Restricted cash, net of current portion	1,981	2,139
Property and equipment, net	29,187	32,397
Purchased intangible assets, net	8,673	9,644
Goodwill	56,736	51,711
Other assets	11,667	13,120

Total assets	$424,457	$452,270

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,093	$6,977
Accrued compensation	35,455	55,605
Accrued restructuring costs, current portion	3,093	3,123
Deferred revenues, current portion	10,961	15,143
Other current liabilities	42,101	47,082
Total current liabilities	98,703	127,930
Accrued restructuring costs, net of current portion	4,197	4,799
Deferred revenues, net of current portion	217	289
Other long-term liabilities	17,279	17,305
Total liabilities	120,396	150,323

Stockholders' equity	304,061	301,947

Total liabilities and stockholders’ equity	$424,457	$452,270

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended
	March 31,
	2009	2008

	(in thousands)

Cash flows from operating activities:
Net income	$4,498	$7,116
Adjustments to reconcile net income to net cash used in operating activities:
Loss recognized on disposition of fixed assets	39	30
Unrealized loss on financial instruments	228	59
Unrealized loss on marketable securities and put right, net	77	-
Depreciation and amortization expense	4,746	4,998
Deferred income taxes	1,344	(464)
Provision for (recovery of) doubtful accounts, net	565	(293)
Stock-based compensation expense	3,487	4,485
Changes in operating assets and liabilities, net of acquisition and disposition:
Accounts receivable	5,182	(2,785)
Unbilled revenues	(15,626)	(4,318)
Prepaid expenses and other current assets	(93)	3,314
Other assets	396	(53)
Accounts payable	52	3,082
Accrued compensation	(20,194)	(15,548)
Accrued restructuring costs	(602)	(702)
Deferred revenues	(3,943)	(3,873)
Other accrued liabilities	(9,737)	(1,768)
Other long-term liabilities	59	(100)

Net cash used in operating activities	(29,522)	(6,820)
Cash flows from investing activities:
Cash paid for acquisition, including transaction costs, net of cash received	-	(225)
Cash received for sale of discontinued operations, net, and payment to minority stockholders	-	720
Purchases of property and equipment and cost of internally developed software	(1,237)	(4,071)
Sales and maturities of marketable securities	1,774	35,250
Purchases of marketable securities	-	(8,339)
Cash received on financial instruments, net	570	-
Change in restricted cash	124	(4)

Net cash provided by investing activities	1,231	23,331
Cash flows from financing activities:
Principal payments under capital lease obligation	-	(19)
Proceeds from stock option and purchase plans	81	947
Repurchases of common stock	-	(1,997)

Net cash provided by (used in) financing activities	81	(1,069)
Effect of exchange rate changes on cash and cash equivalents	(3,068)	(821)

(Decrease) increase in cash and cash equivalents	(31,278)	14,621
Cash and cash equivalents, at beginning of period	169,340	118,697
Cash and cash equivalents, at end of period	$138,062	$133,318

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
	2009	2008

	(in thousands, except per share amounts)

Service revenues	$142,359	$154,231

GAAP income from operations	$5,035	$5,800
Stock-based compensation review and restatement (benefit) expenses	(992)	449
Stock-based compensation expense	3,487	4,523
Restructuring and other related charges	2,145	143
Amortization of purchased intangible assets	867	487
Acquisition costs and other related charges	638	-
Non-GAAP income from operations	$11,180	$11,402

GAAP operating margin	3.5%	3.8%
Effect of adjustments detailed above	4.4%	3.6%
Non-GAAP operating margin	7.9%	7.4%

GAAP net income	$4,498	$7,116
Stock-based compensation review and restatement (benefit) expenses	(972)	449
Stock-based compensation expense	3,323	4,523
Restructuring and other related charges	2,008	143
Amortization of purchased intangible assets	850	487
Acquisition costs and other related charges	625	-
Non-GAAP net income	$10,332	$12,718

GAAP basic income per share	$0.04	$0.06
Effect of adjustments detailed above	0.04	0.04
Non-GAAP basic income per share	$0.08	$0.10

GAAP weighted average common shares	126,889	126,031
Non-GAAP weighted average common shares	126,889	126,031

GAAP diluted income per share	$0.03	$0.06
Effect of adjustments noted above and change in dilution noted below	0.05	0.04
Non-GAAP diluted income per share	$0.08	$0.10

GAAP weighted average common shares and dilutive common share equivalents	130,368	128,956
Non-GAAP weighted average common shares and dilutive common share equivalents	130,368	128,956

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon, +1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
Gail Scibelli, +1-305-581-0095
gscibelli@sapient.com
or
Media Contact:
fama PR
Jeff Drew, +1-617-758-4145
sapient@famapr.com